SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                   May 14, 2002
                                                                  --------------


                                  CERBCO, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


            0-16749                                    54-1448835
--------------------------------------- ----------------------------------------
      (Commission File Number)              (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                                20785-1608
---------------------------------------- ---------------------------------------
(Address of principal executive offices)                             (Zip Code)



                  Registrant's telephone number including area code:
                              (301) 773-1784 (tel)
                              (301) 322-3041 (fax)
                              (301) 773-4560 (24-Hour Fax Vault Information)


                                      None
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.    Other Events.

           See press release of the registrant dated May 15, 2002 attached hereto.



                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2002                                     CERBCO, Inc.
                                                      --------------------
                                                       (Registrant)


                                                      By: /s/ Robert W. Erikson
                                                      --------------------------
                                                      Robert W. Erikson
                                                      President

                                                             PRESS RELEASE
                                                     For Immediate Release



                   CERBCO, INC. COMMON STOCK SHAREHOLDER VOTE
                 INSUFFICIENT TO APPROVE RECAPITALIZATION PLAN

     LANDOVER, MD - May 15, 2002: CERBCO, Inc. [OTC:CERB] announced today that the recapitalization plan submitted to a stockholder vote at its annual meeting yesterday did not receive sufficient Common Stock class votes for approval. Accordingly, the recapitalization will not be implemented. Approval required the affirmative vote of a majority of the Company's outstanding shares of Common Stock and Class B Common Stock, each voting separately as a class, and of the two classes voting together. The recapitalization plan received the requisite majority vote of outstanding shares of the Common Stock and Class B Common Stock voting together and of the Class B Common Stock voting separately; however, it did not receive the requisite majority vote of outstanding shares of the Common Stock voting separately. Voting by number of shares on all proposals was as follows:

Proposal No. 1                                                       NIMBER OF SHARES
--------------
                                                     For          Against       Abstain          Class
To   adopt   the    Amended    and    Restated
Recapitalization  Agreement and Plan of Merger     399,958        85,804          987           Common
dated as of March  25,  2002,  by and  between
CERBCO,   Inc.  and  CERBCO   Recapitalization
Subsidiary,  Inc., a  wholly-owned  subsidiary     267,877         3,631           62           Class B
of CERBCO,  Inc.,  providing for the merger of                                                  Common
CERBCO,  Inc.  with  CERBCO   Recapitalization
Subsidiary,  Inc., with CERBCO, Inc. being the
surviving   corporation,   including   certain
amendments   to   CERBCO's    Certificate   of
Incorporation  in connection with the proposed
recapitalization.





Proposal No. 2A                                                                     For           Withhold

To elect the nominee (Mr. Paul C. Kincheloe, Jr.) as Director of      PCK:         941,437         93,450
the Corporation until the next Annual Meeting and until his
respective successor is elected and qualified.

Proposal No. 2B                                                                     For           Withhold

To elect the three nominees (Messrs. Robert W. Erikson,               RWE:         270,300          2,943
George Wm. Erikson and Webb C. Hayes, IV) as Directors
of the Corporation until the next Annual Meeting and                  GWE:         270,300          2,943
until their respective successors are elected and qualified.
                                                                      WCH:         270,300          2,943



Under the recapitalization proposal, CERBCO would have merged with a wholly owned subsidiary and, in connection with the merger, each CERBCO stockholder would have elected to exchange each of their CERBCO shares for a share of a new class of CERBCO Common or Class B Common Stock and either $3.33 in cash or an additional 1.5 shares of the same class of stock.


The Company noted that, as disclosed in its April 12, 2002 Proxy Statement/Prospectus, the Company's Board of Directors believed that the proposed recapitalization was in the best interests of CERBCO and its stockholders. Among the reasons were the Board's belief that the recapitalization could enhance the market value of CERBCO stock and that, by providing flexibility and liquidity to stockholders, while permitting CERBCO to retain sufficient cash resources to finance its future business, the recapitalization could draw investors' attention to CERBCO's underlying value. The Company noted that it will continue to look for means to boost stockholder value and may, in the future, resubmit such recapitalization proposal or a similar plan to stockholders.


CERBCO's Common Stock will continue to trade in the over-the-counter market and to be listed for quotation on the Over-the-Counter Bulletin Board maintained by The NASDAQ Stock Market, Inc. (www.otcbb.com) and in the "Pink Sheets" (www.pinksheets.com) under the symbol "CERB". While there is no public trading market for CERBCO's Class B Common Stock, shares of such stock are listed for quotation under the symbol "CERBB".


CERBCO is a parent holding company with a controlling interest in one principal operating subsidiary, Insituform East. Insituform East and its subsidiaries are engaged in the trenchless rehabilitation of underground sewers and other pipelines using cured-in-place-pipe ("CIPP") rehabilitation processes. Insituform East operates in six Mid-Atlantic States and the District of Columbia using the patented Insituform(R) process under territorially exclusive sublicenses. Employing other trenchless CIPP processes, Insituform East's Midsouth Partners, a wholly owned subsidiary of Insituform East, is entitled to operate substantially without product or geographic restriction.



                                      * * *
Contact:      Robert W. Erikson                     George Wm. Erikson
              President                             Chairman
              (301) 773-1784                        (301) 773-1784